UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 17, 2010

LASERCARD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-06377	77-0176309
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

1875 North Shoreline Boulevard, Mountain View, California	94043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (650) 969-4428

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On November 17, 2010, LaserCard Corporation (“LaserCard”) terminated its Master License and Manufacturing Agreement, dated April 3, 2004, as amended (the “Master License Agreement”), and its Equipment Sale Agreement, dated March 18, 2006, as amended, each with Global Investments Group (“GIG”) (together, the “Subject Agreements”).  The Subject Agreements were part of a series of agreements that LaserCard entered into in 2004 with GIG (the “Agreements”).  In 2007, GIG assigned all of its rights, title and interest in the Agreements to Prevent Global družba za upravljanje, investicije in razvoj d.d. (“Prevent Global”) and Prevent Global agreed to assume all of the obligations under the Agreements.  However, a dispute arose regarding whether Prevent Global or GIG (i) was obliged to make payments owed to LaserCard under the Agreements; (ii) had rights to certain equipment under the Agreements; and (iii) was subject to and bound by the arbitration provisions contained in the Agreements.  On July 12, 2010, the English High Court of Justice, Commercial Court declared Prevent Global the rightful counterparty to the Agreements, entitled to all rights and bound by all obligations.

The Subject Agreements provided for non-refundable payments to LaserCard of about $31 million to date, including wait fees and interest, and provided for a seven-year mandatory training and support package, the required manufacturing equipment and installation support for the licensee’s new facility.  There were also 13 optional one-year support packages for payments of $1 million annually to begin April 1, 2011.

Prevent Global ceased making payments under the Subject Agreements after a December 1, 2008 payment.  On July 21, 2010, LaserCard notified Prevent Global that its failure to pay the amounts owed under the Subject Agreements constituted a breach of the Subject Agreements.  On August 3, 2010, Prevent Global filed a petition in bankruptcy in Slovenia, also a breach of the Subject Agreements.  Given the repeated and uncured breaches of the Agreements, LaserCard notified Prevent Global by correspondence dated November 17, 2010 that LaserCard had terminated the Subject Agreements and intended to commence arbitration for recovery of the sums owed under the Subject Agreements.  The Company intends to account for the termination of the Subject Agreements by booking income of approximately $20.7 million in the current period consisting of payments to date, net of costs deferred.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LaserCard Corporation
(Registrant)

Date: November 22, 2010	By:	/s/ Steven G. Larson
Steven G. Larson
Vice President, Finance and Chief Financial Officer